                                             CALCULATION OF REGISTRATION FEE

                                                      Maximum Aggregate           Amount of Registration
Title of Each Class of Securities Offered              Offering Price(1)                      Fee(2)
---------------------------------------------       -------------------          -----------------------

Capital Protected Notes due February 17, 2010           $5,800,000                       $620.60

(1) The maximum aggregate offering price of $5,800,000 includes an additional $300,000 of securities offered and sold pursuant to this Amendment No. 1 to Pricing Supplement No. 1 to Registration Statement No. 333-131266.

(2) Pursuant to Rule 457(p) under the Securities Act of 1933, filing fees of $2,652,225.08 have already been paid with respect to unsold securities that were previously registered pursuant to a Registration Statement on Form S-3 (No.
333-129243) filed by Morgan Stanley on October 25, 2005 and have been carried forward. The $620.60 fee with respect to the $5,800,000 Capital Protected Notes sold pursuant to this registration statement, which includes the $32.10 fee with respect to this Amendment No. 1 to Pricing Supplement No. 1, is offset against those filing fees, and $2,648,034.35 remains available for future registration fees. No additional fee has been paid with respect to this offering.

                                                                                Amendment No.1 dated February 6, 2006 to
PROSPECTUS Dated January 25, 2006                                     Pricing Supplement No. 1 dated February 2, 2006 to
PROSPECTUS SUPPLEMENT                                                              Registration Statement No. 333-131266
Dated January 25, 2006                                                                                    Rule 424(b)(2)
                                                       $5,800,000

                                                     Morgan Stanley

                                           GLOBAL MEDIUM-TERM NOTES, SERIES F
                                                      Senior Notes
                                                     -------------

                                      Capital Protected Notes due February 17, 2010
                                  Based on the Value of a Basket of Three Asian Indices

Unlike ordinary debt securities, the notes do not pay interest. Instead, the notes will pay at maturity the principal amount of $1,000 plus a supplemental redemption amount, if any, based on the increase, if any, in the average value of an equally-weighted basket consisting of the Nikkei 225(R) Index, the Hang Seng(R) Index, and the MSCI Taiwan Index(SM),
each of which we refer to as a basket index and collectively we refer to as the basket indices, as determined on ten specified determination dates over the term of the notes. In no event, however, will the payment at maturity be less than the principal amount of $1,000.

o    The principal amount and issue price of each note is $1,000.

o    We will not pay interest on the notes.

o    At maturity, you will receive the principal amount of $1,000 per note plus a supplemental redemption amount, if any, equal to (i) $1,000 times (ii) the percentage, if any, by which the final average basket value exceeds the initial basket value times (iii) 130%, which we refer to as the participation rate.

     o    The initial basket value will equal the sum of (i) the closing value of the Nikkei 225 Index times the Nikkei
          225 Index multiplier, (ii) the closing value of the Hang Seng Index times the Hang Seng Index multiplier and
          (iii) the closing value of the MSCI Taiwan Index times the MSCI Taiwan Index multiplier. The basket is equally-weighted among the basket indices and the initial basket value is 100. The fractional value of each of the basket indices included in the basket was determined by a multiplier, as set forth in this pricing supplement, based on the weightings and closing values of each of the basket indices on the index business day immediately succeeding February 2, 2006, the day we priced the notes for initial sale to the public.

     o    The final average basket value will equal the arithmetic average of the basket closing values on May 10, 2009,
          June 10, 2009, July 10, 2009, August 10, 2009, September 10, 2009, October 10, 2009, November 10, 2009,
          December 10, 2009, January 10, 2010 and February 10, 2010, which we refer to as the determination dates.

          >>   The basket closing value on any determination date will equal the sum of (i) the closing value of the
               Nikkei 225 Index on such determination date times the Nikkei 225 Index multiplier, (ii) the closing value of the Hang Seng Index on such determination date times the Hang Seng Index multiplier and (iii) the closing value of the MSCI Taiwan Index on such determination date times the MSCI Taiwan Index multiplier.

o    If the final average basket value is less than or equal to the initial basket value, you will receive only the principal amount of $1,000 and will not receive any supplemental redemption amount.

o    Investing in the notes is not equivalent to investing in the basket indices or their component stocks.

o    The notes will not be listed on any securities exchange.

o    The CUSIP number for the notes is 61747Y584.

You should read the more detailed description of the notes in this pricing supplement. In particular, you should review and understand the descriptions in "Summary of Pricing Supplement" and "Description of Notes."

The notes involve risks not associated with an investment in conventional debt securities. See "Risk Factors" beginning on PS-8.

                                                      ------------
                                                       PRICE 100%
                                                      ------------

                                                                  Price to             Agent's           Proceeds to
                                                                   Public           Commissions(1)         Company
                                                                   ------         ----------------         -------
Per note.................................................           100%                 1%                  99%
Total....................................................        $5,800,000            $58,000           $5,742,000

(1)  For additional information, see "Supplemental Information Concerning Plan of Distribution" in this pricing supplement.

                                                     MORGAN STANLEY

========================================================================================================================

     For a description of certain restrictions on offers, sales and deliveries of the notes and on the distribution of this pricing supplement and the accompanying prospectus supplement and prospectus relating to the notes, see the section of this pricing supplement called "Description of Notes-Supplemental Information Concerning Plan of Distribution."

     No action has been or will be taken by us, the Agent or any dealer that would permit a public offering of the notes or possession or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus in any jurisdiction, other than the United States, where action for that purpose is required. Neither this pricing supplement nor the accompanying prospectus supplement and prospectus may be used for the purpose of an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

     The notes have not been and will not be registered with the Comissao de Calores Mobiliarios (The Brazilian
Securities Commission). The notes may not be offered or sold in the Federative Republic of Brazil ("Brazil") except in circumstances which do not constitute a public offering or distribution under Brazilian laws and regulations.

     The notes have not been registered with the Superintendencia de Valores y Seguros in Chile and may not be offered or sold publicly in Chile. No offer, sales or deliveries of the notes or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus, may be made in or from Chile except in circumstances which will result in compliance with any applicable Chilean laws and regulations.

     No action has been taken to permit an offering of the notes to the public in Hong Kong as the notes have not been authorized by the Securities and Futures Commission of Hong Kong and, accordingly, no advertisement, invitation or document relating to the notes, whether in Hong Kong or elsewhere, shall be issued, circulated or distributed which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong other than (i) with respect to the notes which are or are intended to be disposed of only to persons outside Hong Kong or only to professional investors within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong ("SFO") and
any rules made thereunder or (ii) in circumstances that do not constitute an invitation to the public for the purposes of the SFO.

     The notes have not been registered with the National Registry of Securities maintained by the Mexican National
Banking and Securities Commission and may not be offered or sold publicly in Mexico. This pricing supplement and the accompanying prospectus supplement and prospectus may not be publicly distributed in Mexico.

     The Agent and each dealer represent and agree that they will not offer or sell the notes nor make the notes the subject of an invitation for subscription or purchase, nor will they circulate or distribute the Information Memorandum or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes, whether directly or indirectly, to persons in Singapore other than:

          (a) an institutional investor (as defined in section 4A of the Securities and Futures Act (Chapter 289 of
     Singapore (the "SFA"));

          (b) an accredited investor (as defined in section 4A of the SFA), and in accordance with the conditions, specified in Section 275 of the SFA;

          (c) a person who acquires the notes for an aggregate consideration of not less than Singapore dollars Two
     Hundred Thousand (S$200,000) (or its equivalent in a foreign currency) for each transaction, whether such amount is paid for in cash, by exchange of shares or other assets, unless otherwise permitted by law; or

          (d) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the
     SFA.

                                                          PS-2
========================================================================================================================

                                              SUMMARY OF PRICING SUPPLEMENT

     The following summary describes the notes we are offering to you in general terms only. You should read the summary together with the more detailed information that is contained in the rest of this pricing supplement and in the accompanying prospectus and prospectus supplement. You should carefully consider, among other things, the matters set forth in "Risk Factors."

     The notes offered are medium-term debt securities of Morgan Stanley. The return on the notes is linked to the performance of the Nikkei 225(R) Index, the Hang Seng(R) Index, and the MSCI Taiwan Index(SM). These notes combine features of debt and equity by offering at maturity 100% principal protection of the issue price with the opportunity to participate in the upside potential of the underlying index basket. The notes have been designed for investors who are willing to forgo market floating interest rates on the notes in exchange for a supplemental amount based on the percentage increase, if any, of the final average basket value over the initial basket value.

     "Nikkei 225(R) Index" is a trademark of Nihon Keizai Shimbun, Inc.; "Hang Seng(R) Index" is a trademark of Hang
Seng Data Services Limited and "MSCI Taiwan Index(SM)" is a service mark of Morgan Stanley Capital International. These trademarks and service marks have been licensed for use by Morgan Stanley.

Each note costs $1,000             We, Morgan Stanley, are offering you Capital Protected Notes due February 17, 2010,
                                   Based on the Value of a Basket of Three Asian Indices, which we refer to as the notes. The principal amount and issue price of each note is $1,000.

                                   The original issue price of the notes includes the agent's commissions paid with respect to the notes and the cost of hedging our obligations under the notes. The cost of hedging includes the projected profit that our subsidiaries may realize in consideration for assuming the risks inherent in managing the hedging transactions.
                                   The fact that the original issue price of the notes reflects these commissions and hedging costs is expected to adversely affect the secondary market prices of the notes. See "Risk Factors--The inclusion of commissions and projected profit from hedging in the original issue price is likely to adversely affect secondary market prices" and "Description of Notes--Use of Proceeds and Hedging."

The initial basket value           The basket is equally-weighted among the basket indices as described below, and the
initial basket value is 100.       equals 100 The fractional value of each of the basket indices included in the basket was determined by a multiplier calculated so that each of the basket indices is equally weighted in the initial basket value, based on the closing values of each of the basket indices on the index business day immediately succeeding February 2, 2006, the day we priced the notes for initial sale to the public. If a market disruption event occurs on such day with respect to any basket index, the closing value of such index (but not of the other unaffected basket indices) used to determine its multiplier will be the closing value of such basket index on the next succeeding index business day on which no market disruption event occurs.

The basket                         The basket is composed of the following three Asian indices: the Nikkei 225 Index, the Hang Seng Index and the MSCI Taiwan Index. The following table sets forth for each of the basket indices the Bloomberg page, the percentage of the initial basket value represented by each of the indices contained in the basket, the closing values of each of the basket indices used to calculate its multiplier and the multiplier for each of the basket indices:

                                                          PS-3
========================================================================================================================

                                                                         Percentage      Initial
                                                                           Weight     Closing Value
                                                             Bloomberg    of Initial     of Basket
                                      Basket Index              Page     Basket Value      Index          Multiplier
                                   ------------------       ------------ ------------   ------------    ------------

                                   Nikkei 225 Index            NKY          33.33%      16,659.64        0.002000844
                                   Hang Seng Index             HSI          33.33%      15,429.73        0.002160332
                                   MSCI Taiwan Index           TWY          33.33%        279.54         0.119243519

                                   The multiplier for each of the basket indices is a fractional value of the index calculated so that each of the basket indices represents its respective percentage weight of the initial basket value of 100 based on the closing values of each of the basket indices on the index business day immediately succeeding February 2, 2006, the day we priced the notes for initial sale to the public.

                                   The multiplier for each of the basket indices will remain constant for the term of the notes.

Payment at maturity                Unlike ordinary debt securities, the notes do not pay interest. Instead, at maturity, if the final average basket value is greater than the initial basket value, you will receive the principal amount of $1,000 plus a supplemental redemption amount based on the performance of the basket.

                                   The initial basket value is 100.

                                   The final average basket value will equal the arithmetic average of the basket closing values on each of the ten specified determination dates during the final year of the term of the notes. If the scheduled final determination date is not an index business day or if a market disruption event occurs on that day, the maturity date of the notes will be postponed until the second scheduled trading day following the final determination date as postponed.

                                   The basket closing value for each determination date will equal the sum of (i) the closing value of the Nikkei 225 Index on such determination date times the Nikkei 225
                                   Index multiplier, (ii) the closing value of the Hang Seng Index on such determination date times the Hang Seng Index multiplier and (iii) the closing value of the MSCI
                                   Taiwan Index on such determination date times the MSCI Taiwan Index multiplier.

                                                                100% Principal Protection

                                   At maturity, we will pay you at least $1,000 plus the supplemental redemption amount, if any.

                                                          PS-4
========================================================================================================================

                                                          The Supplemental Redemption Amount
                                                             Linked to the Basket Indices

                                   The supplemental redemption amount will be equal to (i) $1,000 times (ii) the percentage, if any, by which the final average basket value exceeds the initial basket value times (iii) 130%, which we refer to as the participation rate. If the final average basket value is greater than the initial basket value, the supplemental redemption amount will be calculated as follows:

                   supplemental                   (final average basket value - initial  basket value)    participation
                  redemption amount  =  $1,000 x  ----------------------------------------------------  x      rate
                                                                 initial basket value

                                   where

                                   initial basket value   =      100

                                   final average          =      the arithmetic average of the basket closing values on
                                   basket value                  each of the ten determination dates, as calculated by
                                                                 the calculation agent on the final determination date

                                   basket closing         =      on any determination date, the sum of (i) the closing
                                   value                         value of the Nikkei 225 Index on such determination
                                                                 date times the Nikkei 225 Index multiplier, (ii) the
                                                                 closing value of the Hang Seng Index on such
                                                                 determination date times the Hang Seng Index multiplier
                                                                 and (iii) the closing value of the MSCI Taiwan Index on
                                                                 such determination date times the MSCI Taiwan Index
                                                                 multiplier

                                   determination          =      May 10, 2009, June 10, 2009, July 10, 2009, August 10,
                                   dates                         2009, September 10, 2009, October 10, 2009, November
                                                                 10, 2009, December 10, 2009, January 10, 2010 and
                                                                 February 10, 2010, in each case subject to adjustment
                                                                 in the event of certain market disruption events

                                   If the final average basket value is less than or equal to the initial basket value, the supplemental redemption amount will be zero. In that case, you will receive at maturity only the principal amount of $1,000 for each note that you hold and will not receive any supplemental redemption amount. On PS-7, we have provided examples of hypothetical payouts on the notes.

                                   You can review the historical values of each of the basket indices and a graph of historical basket closing values based on an equally-weighted basket for the period from January 1, 2001 to February 3, 2006 in the section of this pricing supplement called "Description of Notes--Historical Information." The payment of dividends on the stocks that underlie the basket indices is not reflected in the levels of the basket indices and, therefore, has no effect on the calculation of the payment at maturity.

                                                          PS-5
========================================================================================================================

MS & Co. will be the               We have appointed our affiliate, Morgan Stanley & Co. Incorporated, which we refer to
calculation agent                  as MS & Co., to act as calculation agent for JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank), the trustee for our senior notes. As calculation agent, MS & Co. will determine the initial basket value, the final average basket value, the basket percentage change and the supplemental redemption amount, if any, you will receive at maturity.

The notes will be treated as       The notes will be treated as "contingent payment debt instruments" for U.S. federal
contingent payment debt            income tax purposes, as described in the section of this pricing supplement called
instruments for U.S. federal       "Description of Notes--United States Federal Income Taxation." Under this treatment,
income tax purposes                if you are a U.S. taxable investor, you will generally be subject to annual income tax based on the comparable yield (as defined in this pricing supplement) of the notes even though you will not receive any stated interest payments on the notes. In addition, any gain recognized by U.S. taxable investors on the sale or exchange, or at maturity, of the notes generally will be treated as ordinary income. Please read carefully the section of this pricing supplement called "Description of Notes--United
                                   States Federal Income Taxation" and the sections called "United States Federal
                                   Taxation--Notes--Notes Linked to Commodity Prices, Single Securities, Baskets of
                                   Securities or Indices" and "United States Federal Taxation--Backup Withholding" in
                                   the accompanying prospectus supplement.

                                   If you are a non-U.S. investor, please read the section of this pricing supplement called "Description of Notes--United States Federal Income Taxation--Non-U.S.
                                   Holders."

                                   You are urged to consult your own tax advisor regarding all aspects of the U.S.
                                   federal income tax consequences of investing in the notes as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

Where you can find more            The notes are senior notes issued as part of our Series F medium-term note program.
information on the notes           You can find a general description of our Series F medium-term note program in the accompanying prospectus supplement dated January 25, 2006. We describe the basic features of this type of note in the sections of the prospectus supplement called
                                   "Description of Notes--Floating Rate Notes" and "--Notes Linked to Commodity Prices,
                                   Single Securities, Baskets of Securities or Indices."

                                   Because this is a summary, it does not contain all the information that may be important to you. For a detailed description of the terms of the notes, you should read the "Description of Notes" section in this pricing supplement. You should also read about some of the risks involved in investing in notes in the section called
                                   "Risk Factors." The tax treatment of investments in index-linked notes such as these differs from that of investments in ordinary debt securities. See the section of this pricing supplement called "Description of Notes--United States Federal Income
                                   Taxation." We urge you to consult with your investment, legal, tax, accounting and other advisors with regard to any proposed or actual investment in the notes.

How to reach us                    You may contact your local Morgan Stanley branch office or our principal executive offices at 1585 Broadway, New York, New York 10036 (telephone number (212) 761-4000).

                                                          PS-6
========================================================================================================================

                                            HYPOTHETICAL PAYOUTS ON THE NOTES

     At maturity, if the final average basket value is greater than the initial basket value, for each $1,000 principal amount of notes that you hold, you will receive a supplemental redemption amount in addition to the principal amount of
$1,000. The supplemental redemption amount will be calculated on the final determination date and is equal to (i) $1,000 times (ii) the percentage, if any, by which the final average basket value exceeds the initial basket value times (iii)
the participation rate.

     Presented below is a hypothetical example showing how the payout on the notes at maturity, including the supplemental redemption amount, is calculated.

Example:

The final average basket value is 50% greater than the initial basket value.

Participation Rate:   130% (1.30)
Initial Basket Value: 100
Final Average Basket Value: 150

              Supplemental                                150 - 100
              Redemption Amount per  =   $1,000    x   ---------------  x   1.30   =     $650
              note                                          100

     In the example above, the total payout at maturity per note will equal $1,650, which is the sum of the principal amount of $1,000 and a supplemental redemption amount of $650.

     If the final average basket value is less than or equal to the initial basket value, you will not receive any supplemental redemption amount and will receive only the return of your $1,000 principal amount at maturity.

     The supplemental redemption amount, if any, is based on the final average basket value, which equals the arithmetic average of the basket closing values on six hypothetical determination dates over the term of the notes. Because the basket closing values may be subject to significant fluctuations during the final year of the term of the notes, it is not possible to present a chart or table illustrating the complete range of possible payouts at maturity. The examples of the hypothetical payout calculations that follow are intended to illustrate the effect of general trends in the basket closing values on the hypothetical determination dates on the amount payable to you at maturity. However, the basket closing values may not increase or decrease over the term of the notes in accordance with any of the trends depicted by the hypothetical examples below.

     The following four examples illustrate the payout at maturity on the notes, for a range of hypothetical basket closing values on each of six hypothetical determination dates and demonstrate the impact of basing the calculation of the supplemental redemption amount for the notes on the final average basket value.

     These examples are based on an initial basket value of 100 and an issue price per note of $1,000.

                                        ------------------ ------------------- ------------------- ------------------
                                            Example 1          Example 2           Example 3           Example 4
                                        ------------------ ------------------- ------------------- ------------------
                                         Basket Closing      Basket Closing      Basket Closing     Basket Closing
                                              Value              Value               Value               Value
                                        ------------------ ------------------- ------------------- ------------------
                1st Determination Date         110                 90                 110                  90
                2nd Determination Date         120                 80                 120                  80
                3rd Determination Date         130                 70                 110                  70
                4th Determination Date         140                 60                 100                  60
                5th Determination Date         150                 50                  90                 110
              Final Determination Date         160                 40                  80                 120
--------------------------------------- ------------------ ------------------- ------------------- ------------------
           Final Average Basket Value:         135                 65                 101.67              88.33
--------------------------------------- ------------------ ------------------- ------------------- ------------------
       Supplemental Redemption Amount:        $455               $0.00                $21.71              $0.00
--------------------------------------- ------------------ ------------------- ------------------- ------------------
        Payout at maturity on a $1,000       $1,455             $1,000              $1,021.71            $1,000
                           investment:
--------------------------------------- ------------------ ------------------- ------------------- ------------------

                                                          PS-7
========================================================================================================================

o    In Example 1, the basket closing value increases on each determination date. Consequently, the final average basket value of 135 is lower than the basket closing value of 160 on the final determination date. At maturity, for each note the investor receives $1,455, the sum of the principal amount of $1,000 and the supplemental redemption amount of $455. The return on the notes at maturity represents a 45.5% increase above the issue price, which is less than the simple basket indices return of 60.0% over the term of the notes.

o    In Example 2, the basket closing value decreases on each determination date. Consequently, the final average basket value of 65 is higher than the basket closing value of 40 on the final determination date. Because the final average basket value is less than the initial basket value, there is no supplemental redemption amount. However, the investor receives the principal amount of $1,000 for each note at maturity, even though the simple basket indices return declines 35% over the term of the notes.

o    In Example 3, the basket closing value reaches a high of 120 on the second determination date and declines on each subsequent determination date. At maturity, the final average basket value of 101.67 is higher than the basket closing value of 80 on the final determination date. At maturity, for each note the investor receives $1,021.71, the sum of the principal amount of $1,000 and the supplemental redemption amount of $21.71. The return on the notes at maturity represents a 2.2% increase above the issue price, even though the simple basket indices return declines
     20.0% over the term of the notes.

o    In Example 4, the basket closing value declines on each of the first four determination dates to a low of 60 and increases on the last two determination dates. At maturity, the final average basket value of 88.33 is less than the basket closing value of 120 on the final determination date. However, because the final average basket value is less than the initial basket value, there is no supplemental redemption amount, and the investor receives only the principal amount of $1,000 for each note at maturity. The return of only the principal amount of the notes at maturity is less than the simple basket indices return of 20% over the term of the notes.

     You can review the historical values of the basket indices for the period from January 1, 2001 through February 3,
2006 and a graph of historical basket closing values based on an equally-weighted basket for the period from January 1,
2001 to February 3, 2006 in the section of this pricing supplement called "Description of Notes--Historical
Information." You cannot predict the future performance of the basket indices based on its historical performance.

                                                          PS-8
========================================================================================================================

                                                      RISK FACTORS

     The notes are not secured debt and investing in the notes is not equivalent to investing directly in the basket indices. This section describes the most significant risks relating to the notes. You should carefully consider whether the notes are suited to your particular circumstances before you decide to purchase them.

Unlike ordinary senior notes,      The terms of the notes differ from those of ordinary debt securities in that we will
the notes do not pay interest      not pay interest on the notes. Because the supplemental redemption amount due at maturity may equal zero, the return on your investment in the notes (the effective yield to maturity) may be less than the amount that would be paid on an ordinary debt security. The return of only the principal amount at maturity will not compensate you for the effects of inflation and other factors relating to the value of money over time. The notes have been designed for investors who are willing to forgo market floating interest rates on the notes in exchange for a supplemental amount based on the percentage increase, if any, of the final average basket value over the initial basket value.

The notes may not pay more         If the final average basket value is less than or equal to the initial basket at
than the principal amount          value, you will receive only the principal amount of $1,000 for each note you hold
at maturity                        maturity.

The notes will not be listed       The notes will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the notes. MS & Co. currently intends to act as a market maker for the notes but is not required to do so. Even if there is a secondary market, it may not provide enough liquidity to allow you to sell the notes easily.
                                   Because we do not expect that other market makers will participate significantly in the secondary market for the notes, the price at which you may be able to trade your notes is likely to depend on the price, if any, at which MS & Co. is willing to transact. If at any time MS & Co. were to cease acting as a market maker, it is likely that there would be no secondary market for the notes.

Market price of the notes          Several factors, many of which are beyond our control, will influence the value of
influenced by many                 the notes in the secondary market and the price at which MS & Co. may be willing to
unpredictable factors              purchase or sell the notes in the secondary market, including:

                                   o    the closing value of each of the basket indices at any time and, in particular, on the specified determination dates

                                   o    the volatility (frequency and magnitude of changes in value) of the basket indices

                                   o    interest and yield rates in the market

                                   o    geopolitical conditions and economic, financial, political and regulatory or judicial events that affect the securities underlying the basket indices or stock markets generally and that may affect the final average basket value

                                   o    the time remaining to the maturity of the notes

                                   o    the dividend rate on the stocks underlying the basket indices

                                   o    our creditworthiness

                                   Some or all of these factors will influence the price that you will receive if you sell your notes prior to maturity. For example, you may have to sell your notes at a substantial discount from the principal amount if at the time of sale or on earlier determination dates the basket closing value is at, below or not sufficiently above the initial basket value or if market interest rates rise.

                                                          PS-9
========================================================================================================================

                                   You cannot predict the future performance of the basket indices based on their historical performance. We cannot guarantee that the final average basket value will be higher than the initial basket value so that you will receive at maturity an amount in excess of the principal amount of the notes.

The inclusion of commissions       Assuming no change in market conditions or any other relevant factors, the price, if
and projected profit from          any, at which MS & Co. is willing to purchase notes in secondary market issue
hedging in the original            transactions will likely be lower than the original issue price, since the original
issue price is likely to           price included, and secondary market prices are likely to exclude, commissions paid
adversely affect secondary         with respect to the notes, as well as the projected profit included in the cost of
market prices                      hedging our obligations under the notes. In addition, any such prices may differ from values determined by pricing models used by MS & Co., as a result of dealer discounts, mark-ups or other transaction costs.

Changes in the value of one or     Price movements in the basket indices may not correlate with each other. At a time
more of the basket indices may     when the value of one or more of the basket indices increases, the value of one or
offset each other                  more of the other basket indices may not increase as much or may even decline in value. Therefore, in calculating the basket closing value on a determination date, increases in the value of one or more of the basket indices may be moderated, or wholly offset, by lesser increases or declines in the value of one or more of the other basket indices. You can review the historical prices of each of the basket indices for each calendar quarter in the period from January 1, 2001 through February
                                   3, 2006 and a graph of historical basket closing values for the period from January
                                   1, 2001 through February 3, 2006 in this pricing supplement under "Description of
                                   Notes--Historical Information." You cannot predict the future performance of any of the basket indices or of the basket as a whole, or whether increases in the levels of any of the basket indices will be offset by decreases in the levels of other basket indices, based on their historical performance. In addition, there can be no assurance that the final average basket value will be higher than the initial basket value. If the final average basket value is at or below the initial basket value, you will receive at maturity only the principal amount of the notes.

Investing in the notes is not      Because the final average basket value is based on the closing value of the basket on
equivalent to investing in the     the ten determination dates during the term of the notes, it is possible for the
basket indices                     final average basket value to be lower than the initial basket value even if the value of the basket at maturity is higher than the initial basket value. A decrease in the basket value on any one determination date could more than offset the increases in the basket value on other determination dates.

Adjustments to the basket          Nihon Keizai Shimbun, Inc., the publisher of the Nikkei 225 Index, is responsible for
indices could adversely affect     calculating and maintaining the Nikkei 225 Index. Hang Seng Data Services Limited,
the value of the notes             the publisher of the Hang Seng Index, is responsible for calculating and maintaining the Hang Seng Index. Morgan Stanley Capital International, the publisher of the MSCI
                                   Taiwan Index, is responsible for calculating and maintaining the MSCI Taiwan Index.

                                   The publisher of any basket index can add, delete or substitute the stocks underlying the basket index, and can make other methodological changes required by certain events relating to the underlying stocks, such as stock dividends, stock splits, spin-offs, rights offerings and extraordinary dividends, that could change the value of the basket index. Any of these actions could adversely affect the value of the notes.

                                   The publisher of any basket index may discontinue or suspend calculation or publication of the basket index at any time. In these circumstances, MS & Co., as the calculation agent, will have the sole discretion to substitute a successor index that

                                                         PS-10
========================================================================================================================

                                   is comparable to the discontinued index. MS & Co. could have an economic interest that is different than that of investors in the notes insofar as, for example, MS &
                                   Co. is not precluded from considering indices that are calculated and published by MS
                                   & Co. or any of its affiliates. If MS & Co. determines that there is no appropriate successor index, on the following determination date(s) the basket closing value will be an amount based on the closing prices of the remaining basket indices and the stocks underlying the discontinued index at the time of such discontinuance, without rebalancing or substitution, computed by MS & Co, as calculation agent, in accordance with the formula for calculating the closing value last in effect prior to discontinuance of the applicable basket index.

You have no                        As an investor in the notes, you will not have voting rights to receive dividends or
shareholder rights                 other distributions or any other rights with respect to the stocks that underlie any basket index.

There are risks associated         The underlying stocks that constitute the basket indices have been issued by
with investments in securities     companies in various foreign countries. Investments in securities indexed to the
indexed to the value of            value of foreign equity securities involve risks associated with the securities
foreign equity securities          markets in those countries, including risks of volatility in those markets, governmental intervention in those markets and cross-shareholdings in companies in certain countries. Also, there is generally less publicly available information about foreign companies than about U.S. companies that are subject to the reporting requirements of the United States Securities and Exchange Commission, and foreign companies are subject to accounting, auditing and financial reporting standards and requirements different from those applicable to U.S. reporting companies.

                                   The prices of securities in foreign markets may be affected by political, economic, financial and social factors in those countries, or global regions, including changes in government, economic and fiscal policies and currency exchange laws. Moreover, the economies in such countries may differ favorably or unfavorably from the economy in the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.

The economic interests of the      The economic interests of the calculation agent and other of our affiliates are
calculation agent and other of     potentially adverse to your interests as an investor in the notes.
our affiliates are
potentially adverse to             As calculation agent, MS & Co. will determine the initial basket value and the final
your interests                     average basket value, and calculate the supplemental redemption amount, if any, you will receive at maturity. Determinations made by MS & Co., in its capacity as calculation agent, including with respect to the occurrence or non-occurrence of market disruption events and the selection of a successor index or calculation of any closing value in the event of a discontinuance of a basket index, may affect the payout to you at maturity. See the sections of this pricing supplement called
                                   "Description of Notes--Market Disruption Event" and "--Discontinuance of a Basket
                                   Index; Alteration of Method of Calculation."

                                   The original issue price of the notes includes the agent's commissions and certain costs of hedging our obligations under the notes. The subsidiaries through which we hedge our obligations under the notes expect to make a profit. Since hedging our obligations entails risk and may be influenced by market forces beyond our or our subsidiaries' control, such hedging may result in a profit that is more or less than initially projected.

                                                         PS-11
========================================================================================================================

Hedging and trading activity       MS & Co. and other affiliates of ours have carried out, and will continue to carry
by the calculation agent and       out, hedging activities related to the notes (and possibly to other instruments
its affiliates could               linked to the basket indices or their component stocks), including trading in the
potentially adversely affect       stocks underlying the basket indices as well as in other instruments related to the
the values of the basket indices   basket indices. MS & Co. and some of our other subsidiaries also trade the stocks underlying the basket indices and other financial instruments related to the basket indices on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the date of this pricing supplement could potentially have increased the initial basket value and, as a result, could have increased the values at which the basket indices must close on the determination dates before you receive a payment at maturity that exceeds the principal amount on the notes. Additionally, such hedging or trading activities during the term of the notes could potentially affect the values of the basket indices on the determination dates and, accordingly, the amount of cash you will receive at maturity.

The notes will be treated as       You should also consider the tax consequences of investing in the notes. The notes
contingent payment debt            will be treated as "contingent payment debt instruments" for U.S. federal income tax
instruments for U.S. federal       purposes, as described in the section of this pricing supplement called "Description
income tax purposes                of Notes--United States Federal Income Taxation." Under this treatment, if you are a
                                   U.S. taxable investor, you will generally be subject to annual income tax based on the comparable yield (as defined in this pricing supplement) of the notes even though you will not receive any stated interest payments on the notes. In addition, any gain recognized by U.S. taxable investors on the sale or exchange, or at maturity, of the notes generally will be treated as ordinary income. Please read carefully the section of this pricing supplement called "Description of Notes--United States Federal Income
                                   Taxation" and the sections called "United States Federal Taxation--Notes--Notes
                                   Linked to Commodity Prices, Single Securities, Baskets of Securities or Indices" and
                                   "United States Federal Taxation--Backup Withholding" in the accompanying prospectus supplement.

                                   If you are a non-U.S. investor, please also read the section of this pricing supplement called "Description of Notes--United States Federal Income
                                   Taxation--Non-U.S. Holders."

                                   You are urged to consult your own tax advisor regarding all aspects of the U.S.
                                   federal income tax consequences of investing in the notes as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

                                                         PS-12
========================================================================================================================

                                                  DESCRIPTION OF NOTES

Terms not defined herein have the meanings given to such terms in the accompanying prospectus supplement. The term
"Notes" refers to each $1,000 principal amount of any of our Capital Protected Notes Due February 17, 2010, Based on the
Value of a Basket of Three Indices. In this pricing supplement, the terms "we," "us" and "our" refer to Morgan Stanley.

Aggregate Principal Amount........ $5,800,000

Original Issue Date
(Settlement Date)................. February 9, 2006

Maturity Date..................... February 17, 2010, subject to extension in accordance with the following paragraph in the event of a Market Disruption Event on the final Determination Date for calculating the Final Average Basket Value.

                                   If, due to a Market Disruption Event or otherwise, the final Determination Date with respect to any Basket Index is postponed so that it falls less than two scheduled
                                   Trading Days prior to the scheduled Maturity Date, the Maturity Date will be the second scheduled Trading Day following the latest final Determination Date with respect to any Basket Index so postponed. See "--Determination Dates" below.

Interest Rate..................... None

Specified Currency................ U.S. dollars

CUSIP Number...................... 61747Y584

Minimum Denominations............. $1,000

Issue Price....................... $1,000 (100%)

Basket Indices.................... The Basket Indices are the indices set forth in the table below. The table also indicates the relevant Bloomberg Page for each of the Basket Indices, the Percentage
                                   Weight of the Initial Basket Value represented by each of the Basket Indices used to calculate its Multiplier and the Multiplier for Each of the Basket Indices.

                                                                  Percentage     Initial
                                                                    Weight       Closing
                                                       Bloomberg   of Initial    Value of
                                      Basket Index       Page    Basket Value  Basket Index     Multiplier
                                   -----------------    -----    ------------  ------------    ------------

                                   Nikkei 225 Index       NKY          33.33%     16,659.64     0.002000844
                                   Hang Seng Index        HSI          33.33%     15,429.73     0.002160332
                                   MSCI Taiwan Index      TWY          33.33%      279.54       0.119243519

                                   The Multiplier for each of the Basket Indices as set forth in the table above will remain constant for the term of the Notes and will be calculated on the Index
                                   Business Day following the day we price the notes for initial sale to the public so that the Initial Basket Value will be 100.

                                                         PS-13
========================================================================================================================

                                   In this "Description of Notes," references to Basket Indices will include any
                                   Successor Indices (as defined under "-- Discontinuance of a Basket Index; Alteration of Method of Calculation" below), unless the context requires otherwise.

Maturity Redemption Amount........ At maturity, upon delivery of the Notes to the Trustee, we will pay with respect to the $1,000 principal amount of each Note an amount in cash equal to $1,000 plus the
                                   Supplemental Redemption Amount, if any, as determined by the Calculation Agent.

                                   We shall, or shall cause the Calculation Agent to (i) provide written notice to the
                                   Trustee and to The Depository Trust Company, which we refer to as DTC, of the amount of cash to be delivered with respect to the $1,000 principal amount of each Note, on or prior to 10:30 a.m. on the Trading Day preceding the Maturity Date (but if such
                                   Trading Day is not a Business Day, prior to the close of business on the Business Day preceding the Maturity Date), and (ii) deliver the aggregate cash amount due with respect to the Notes to the Trustee for delivery to DTC, as holder of the Notes, on the Maturity Date. We expect such amount of cash will be distributed to investors on the Maturity Date in accordance with the standard rules and procedures of DTC and its direct and indirect participants. See "--Book-Entry Note or Certificated Note" below, and see "The Depositary" in the accompanying prospectus supplement.

Supplemental Redemption Amount.... The Supplemental Redemption Amount will be equal to (i) $1,000 times (ii) the Basket
                                   Percent Change times (iii) the Participation Rate; provided that the Supplemental
                                   Redemption Amount will not be less than zero. The Calculation Agent will calculate the Supplemental Redemption Amount on the final Determination Date.

Basket Percent Change............. The Basket Percent Change is a fraction, the numerator of which will be the Final
                                   Average Basket Value minus the Initial Basket Value and the denominator of which will be the Initial Basket Value. The Basket Percent Change is described by the following formula:

                                        (Final Average Basket Value - Initial Basket Value)
                                      -------------------------------------------------------
                                                       Initial Basket Value

Basket Closing Value.............. The Basket Closing Value on any Determination Date will equal the sum of (i) the
                                   Nikkei 225 Index Closing Value on such Determination Date times the Nikkei 225 Index
                                   Multiplier, (ii) the Hang Seng Index Closing Value on such Determination Date times the Hang Seng Index Multiplier and (iii) the MSCI Taiwan Index Closing Value on such
                                   Determination Date times the MSCI Taiwan Index Multiplier. In certain circumstances, the Basket Closing Value will be based on the alternate calculation of the Basket
                                   Indices described under "--Discontinuance of a Basket Index; Alteration of Method of
                                   Calculation."

Initial Basket Value.............. 100

                                                         PS-14
========================================================================================================================

Final Average Basket Value........ The arithmetic  average of the Basket Closing Values on the ten Determination  Dates,
                                   as calculated by the Calculation Agent on the final Determination Date.

Participation Rate................ 130%

Nikkei 225 Index Closing Value.... The Nikkei 225 Index Closing Value on any Index Business Day will equal the closing value of the Nikkei 225 Index or any Successor Index (as defined under
                                   "--Discontinuance of a Basket Index; Alteration of Method of Calculation" below) as displayed on the applicable Bloomberg Page at the regular weekday close of trading on that Index Business Day. In certain circumstances, the Nikkei 225 Index Closing Value will be based on the alternate calculation of the Nikkei 225 Index described under
                                   "--Discontinuance of a Basket Index; Alteration of Method of Calculation."

Hang Seng Index Closing Value..... The Hang Seng Index Closing Value on any Index Business Day will equal the closing value of the Hang Seng Index or any Successor Index as displayed on the applicable
                                   Bloomberg Page at the regular official weekday close of trading on that Index
                                   Business Day. In certain circumstances, the Hang Seng Index Closing Value will be based on the alternate calculation of the Hang Seng Index described under
                                   "--Discontinuance of a Basket Index; Alteration of Method of Calculation."

MSCI Taiwan Index Closing Value... The MSCI Taiwan Index Closing Value on any Index Business Day will equal the closing value of the MSCI Taiwan Index or any Successor Index as displayed on the applicable
                                   Bloomberg Page at the regular official weekday close of trading on that Index
                                   Business Day. In certain circumstances, the MSCI Taiwan Index Closing Value will be based on the alternate calculation of the MSCI Taiwan Index described under
                                   "--Discontinuance of a Basket Index; Alteration of Method of Calculation."

Bloomberg Page.................... The display page so designated by Bloomberg Financial Markets ("Bloomberg"), as noted
                                   under "--Basket Indices" above, or any other display page that may replace that display page on Bloomberg and any successor service thereto. If Bloomberg or any successor service no longer displays the Nikkei 225 Index Closing Value, the Hang
                                   Seng Index Closing Value or the MSCI Taiwan Index Closing Value (each, an "Index
                                   Closing Value"), then the Calculation Agent will designate an alternate source of such Index Closing Value, which shall be the publisher of such index, unless the
                                   Calculation Agent, in its sole discretion, determines that an alternate service has become the market standard for transactions related to such index.

Index Business Day................ Any day other than a Saturday or Sunday on which any relevant Index Closing Value is calculated.

Determination Dates............... May 10, 2009, June 10, 2009, July 10, 2009, August 10, 2009, September 10, 2009,
                                   October 10, 2009, November 10, 2009, December 10, 2009, January 10, 2010 and February
                                   10, 2010, in each such case subject to adjustment for non-Index Business Days or
                                   Market Disruption Events with respect to a Basket Index as described in the two following paragraphs.

                                                         PS-15
========================================================================================================================

                                   If any of the first nine scheduled Determination Dates is not an Index Business Day or if a Market Disruption Event occurs on any such date with respect to any Basket
                                   Index, such Determination Date with respect to that Basket Index will be the immediately succeeding Index Business Day during which no Market Disruption Event shall have occurred; provided that, with respect to any Basket Index, if a Market
                                   Disruption Event has occurred on each of the five Index Business Days immediately succeeding any of the first nine scheduled Determination Dates, the Calculation Agent will determine the applicable Index Closing Value and the related Basket Closing
                                   Value on such fifth succeeding Index Business Day in accordance with the formula for calculating the value of the applicable Basket Index last in effect prior to the commencement of the Market Disruption Event, without rebalancing or substitution, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension or limitation) on such fifth succeeding Index Business Day of each security most recently comprising the applicable Basket Index; provided further that a Market Disruption Event with respect to any particular Basket Index will not be a Market Disruption Event with respect to any other Basket Index.

                                   If February 10, 2010 (the final scheduled Determination Date) is not an Index
                                   Business Day or if there is a Market Disruption Event with respect to any Basket
                                   Index on such day, the final Determination Date for such Basket Index will be the immediately succeeding Index Business Day during which no Market Disruption Event shall have occurred; provided that a Market Disruption Event with respect to any particular Basket Index will not be a Market Disruption Event with respect to any other Basket Index.

Trading Day....................... A day, as determined by the Calculation Agent, on which trading is generally conducted on the New York Stock Exchange, Inc. ("NYSE"), the American Stock Exchange,
                                   Inc. ("AMEX"), the Nasdaq National Market, the Chicago Mercantile Exchange and the
                                   Chicago Board of Options Exchange, in the over-the-counter market for equity securities in the United States.

Book Entry Note or
  Certificated Note............... Book Entry. The Notes will be issued in the form of one or more fully registered global securities which will be deposited with, or on behalf of, DTC and will be registered in the name of a nominee of DTC. DTC's nominee will be the only registered holder of the Notes. Your beneficial interest in the Notes will be evidenced solely by entries on the books of the securities intermediary acting on your behalf as a direct or indirect participant in DTC. In this pricing supplement, all references to payments or notices to you will mean payments or notices to DTC, as the registered holder of the Notes, for distribution to participants in accordance with DTC's procedures. For more information regarding DTC and book entry notes, please read "The
                                   Depositary" in the accompanying prospectus supplement and "Form of Securities--Global
                                   Securities--Registered Global Securities" in the accompanying prospectus.

                                                         PS-16
========================================================================================================================

Senior Note or
  Subordinated Note............... Senior

Trustee........................... JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank)

Agent............................. Morgan Stanley & Co. Incorporated and its successors ("MS & Co.")

Market Disruption Event........... Market Disruption Event means, with respect to any Basket Index:

                                   (i) the occurrence or existence of a suspension, absence or material limitation of trading of stocks then constituting 20 percent or more of the level of such Basket
                                   Index (or the Successor Index) on the Relevant Exchange(s) for such securities for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session on such Relevant Exchange(s); or a breakdown or failure in the price and trade reporting systems of any Relevant Exchange as a result of which the reported trading prices for stocks then constituting 20 percent or more of the level of such Basket Index (or the Successor Index) during the last one-half hour preceding the close of the principal trading session on such Relevant
                                   Exchange(s) are materially inaccurate; or the suspension, material limitation or absence of trading on any major securities market for trading in futures or options contracts or exchange traded funds related to such Basket Index (or the Successor
                                   Index) for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session on such market, in each case as determined by the Calculation Agent in its sole discretion; and

                                   (ii) a determination by the Calculation Agent in its sole discretion that any event described in clause (i) above materially interfered with our ability or the ability of any of our affiliates to unwind or adjust all or a material portion of the hedge with respect to the Notes.

                                   For the purpose of determining whether a Market Disruption Event exists at any time, if trading in a security included in a Basket Index is materially suspended or materially limited at that time, then the relevant percentage contribution of that security to the level of such Basket Index shall be based on a comparison of (x) the portion of the value of such Basket Index attributable to that security relative to
                                   (y) the overall value of such Basket Index, in each case immediately before that suspension or limitation.

                                   For the purpose of determining whether a Market Disruption Event has occurred: (1) a limitation on the hours or number of days of trading will not constitute a Market
                                   Disruption Event if it results from an announced change in the regular business hours of the relevant exchange or market, (2) a decision to permanently discontinue trading in the relevant futures or options contract or exchange traded fund will not constitute a Market Disruption Event, (3) limitations pursuant to the rules of any
                                   Relevant Exchange similar to NYSE Rule 80A (or any applicable rule or

                                                         PS-17
========================================================================================================================

                                   regulation enacted or promulgated by any other self-regulatory organization or any government agency of scope similar to NYSE Rule 80A as determined by the Calculation
                                   Agent) on trading during significant market fluctuations will constitute a suspension, absence or material limitation of trading, (4) a suspension of trading in futures or options contracts on a Basket Index by the primary securities market trading in such contracts by reason of (a) a price change exceeding limits set by such securities exchange or market, (b) an imbalance of orders relating to such contracts or (c) a disparity in bid and ask quotes relating to such contracts will constitute a suspension, absence or material limitation of trading in futures or options contracts related to a Basket Index and (5) a "suspension, absence or material limitation of trading" on any Relevant Exchange or on the primary market on which futures or options contracts related to a Basket Index are traded will not include any time when such securities market is itself closed for trading under ordinary circumstances.

Relevant Exchange................. Relevant Exchange means the primary exchange or market of trading for any security then included in any Basket Index or any Successor Index.

Alternate Exchange
  Calculation in Case of
  an Event of Default............. In case an event of default with respect to the Notes shall have occurred and be continuing, the amount declared due and payable for each Note upon any acceleration of the Notes (the "Acceleration Amount") will be equal to the $1,000 principal amount per Note plus the Supplemental Redemption Amount, if any, determined as though the
                                   Basket Closing Value for any Determination Date scheduled to occur on or after the date of such acceleration were the Basket Closing Value on the date of acceleration.

                                   If the maturity of the Notes is accelerated because of an event of default as described above, we shall, or shall cause the Calculation Agent to, provide written notice to the Trustee at its New York office, on which notice the Trustee may conclusively rely, and to DTC of the Acceleration Amount and the aggregate cash amount due with respect to the Notes as promptly as possible and in no event later than two Business Days after the date of acceleration.

Calculation Agent................. MS & Co.

                                   All determinations made by the Calculation Agent will be at the sole discretion of the Calculation Agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you, the Trustee and us.

                                   All calculations with respect to the Basket Closing Value on each Determination Date, the Final Average Basket Value and the Supplemental Redemption Amount, if any, will be made by the Calculation Agent and will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward (e.g., .876545 would be rounded to .87655); all dollar amounts

                                                         PS-18
========================================================================================================================

                                   related to determination of the amount of cash payable per Note will be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g.,
                                   .76545 would be rounded up to .7655); and all dollar amounts paid on the aggregate number of Notes will be rounded to the nearest cent, with one-half cent rounded upward.

                                   Because the Calculation Agent is our affiliate, the economic interests of the
                                   Calculation Agent and its affiliates may be adverse to your interests as an investor in the Notes, including with respect to certain determinations and judgments that the
                                   Calculation Agent must make in determining any Basket Closing Value, the Final
                                   Average Basket Value, the Basket Percent Change, the Supplemental Redemption Amount
                                   or whether a Market Disruption Event has occurred. See "--Market Disruption Event"
                                   above and "--Discontinuance of a Basket Index; Alteration of Method of Calculation"
                                   below. MS & Co. is obligated to carry out its duties and functions as Calculation
                                   Agent in good faith and using its reasonable judgment.

The Nikkei 225 Index.............. The Nikkei 225 Index is a stock index calculated, published and disseminated by Nihon
                                   Keizai Shimbun, Inc., which is commonly referred to as Nikkei, that measures the composite price performance of selected Japanese stocks. The Nikkei 225 Index currently is based on 225 underlying stocks (the "Underlying Stocks") trading on the
                                   Tokyo Stock Exchange (the "TSE") representing a broad cross-section of Japanese industries. Stocks listed in the First Section of the TSE are among the most actively traded stocks on the TSE. All 225 Underlying Stocks are stocks listed in the First
                                   Section of the TSE. Nikkei rules require that the 75 most liquid issues (one-third of the component count of the Nikkei 225 Index) be included in the Nikkei 225 Index.

                                   The 225 companies included in the Nikkei 225 Index are divided into six sector categories: Technology, Financials, Consumer Goods, Materials, Capital Goods/Others
                                   and Transportation and Utilities. These six sector categories are further divided into 36 industrial classifications.

                                   The Nikkei 225 Index is a modified, price-weighted index (i.e., an Underlying Stock's weight in the index is based on its price per share rather than the total market capitalization of the issuer) which is calculated by (i) multiplying the per share price of each Underlying Stock by the corresponding weighting factor for such
                                   Underlying Stock (a "Weight Factor"), (ii) calculating the sum of all these products and (iii) dividing such sum by a divisor. The stock prices used in the calculation of the Nikkei 225 Index are those reported by a primary market for the Underlying Stocks
                                   (currently the TSE). The level of the Nikkei 225 Index is calculated once per minute during TSE trading hours.

                                   An Underlying Stock may be deleted or added by Nikkei. Any stock becoming ineligible for listing in the First Section of the TSE due to any of the following reasons will be deleted from the Underlying Stocks: (i) bankruptcy of the issuer, (ii) merger of the

                                                         PS-19
========================================================================================================================

                                   issuer with, or acquisition of the issuer by, another company, (iii) delisting of such stock, (iv) transfer of such stock to the "Seiri-Post" because of excess debt of the issuer or because of any other reason or (v) transfer of such stock to the Second
                                   Section. In addition, a component stock transferred to the "Kanri-Post" (Posts for stocks under supervision) is in principle a candidate for deletion. Underlying Stocks with relatively low liquidity, based on trading value and rate of price fluctuation over the past five years, may be deleted by Nikkei. Upon deletion of a stock from the
                                   Underlying Stocks, Nikkei will select a replacement for such deleted Underlying Stock in accordance with certain criteria.

                                   A list of the issuers of the Underlying Stocks constituting Nikkei 225 Index is available from the Nikkei Economic Electronic Databank System and from the Stock
                                   Market Indices Data Book published by Nikkei. Nikkei may delete, add or substitute any stock underlying the Nikkei 225 Index. Nikkei first calculated and published the
                                   Nikkei 225 Index in 1970.

The Hang Seng Index............... The Hang Seng Index ("HSI") is compiled, published and managed by HSI Services
                                   Limited, a wholly owned subsidiary of the Hang Seng Bank, and was first calculated and published on November 24, 1969. The HSI is a market capitalization weighted stock market index in the Stock Exchange of Hong Kong Ltd. (the "SEHK") consisting of 33 constituent stocks that account for about 70% of the total market capitalization of all stocks listed on the SEHK.

                                   Constituent stocks of the HSI are selected by a rigorous process of detailed analysis, supported by extensive external consultations. To be eligible for selection, a company: (1) must be among those that constitute the top 90% of the total market capitalization of all ordinary shares listed on the SEHK (market capitalization is expressed as an average of the past 12 months); (2) must be among those that constitute the top 90% of the total turnover on the SEHK (turnover is aggregated and individually assessed for eight quarterly sub-periods for the past 24 months); (3) should normally have a listing history of 24 months; and (4) should not be a foreign company as defined by the SEHK. From the many eligible candidates, final selections are based on the following: (1) the market capitalization and turnover rankings of the companies; (2) the representation of the sub-sectors within the Hang
                                   Seng Index directly reflecting that of the market; and (3) the financial performance of the companies.

                                   The Hang Seng Index is denominated in dollars and, as a result, the contribution to the value of the index basket by the Hang Seng Index and the dividends paid by the stocks included in that index will be affected by changes in the exchange rate between the United States dollars and the Hong Kong dollar.

The MSCI Taiwan Index............. The MSCI Taiwan Index(SM) is an equity index of securities listed on the Taiwan Stock
                                   Exchange. The index has a base date of January 1, 1998 and, as of November 1, 2005, the index contained 103 securities with a total market capitalization of US$221.48 billion. On January 9, 1997 futures contracts on the MSCI

                                                         PS-20
========================================================================================================================

                                   Taiwan Index began trading on the Singapore Exchange Limited. Exchange traded funds
                                   (ETFs) based on the index are traded on both the American Stock Exchange and the Hong
                                   Kong Stock Exchange. The MSCI Taiwan Index is a free float-adjusted market capitalization index. It is calculated daily in US dollars and published in real time in Taiwan Dollars, every 15 seconds during market trading hours.

                                   MSCI targets an 85% free float adjusted market representation level within each industry group in Taiwan. The security selection process within each industry group is based on analysis of the following: each company's business activities and the diversification that its securities would bring to the index. All other things being equal, MSCI targets for inclusion the most sizable securities in an industry group.
                                   Securities that do not meet the minimum size guidelines are not considered for inclusion. Though the following limits are subject to revision, presently, a security will be eligible for inclusion in the MSCI Taiwan Index if it achieves a free float adjusted market capitalization of U.S.$ 400 million and will be eligible for deletion if such capitalization falls below U.S.$ 200 million as of the yearly review. If, however, the free float adjusted market capitalization level falls significantly below the free float adjusted market capitalization level for deletions prior to a yearly review, for example during a quarterly review, then the security may be deleted prior to such yearly review.

                                   MSCI targets for inclusion the most liquid securities in an industry group. MSCI does not define absolute minimum or maximum liquidity levels for stock inclusion or exclusion from the MSCI Taiwan Index but considers each stock's relative standing within Taiwan and between cycles. Only securities of companies with an estimated overall or security free float greater than 15% are generally considered for inclusion in the MSCI Taiwan Index.

                                   There are three broad categories of MSCI Taiwan Index maintenance: an annual full country index review that reassesses the various dimensions of the equity universe in
                                   Taiwan; quarterly index reviews, aimed at promptly reflecting other significant market events; and ongoing event-related changes, such as mergers and acquisitions, which are generally implemented in the index rapidly as they occur.

Discontinuance of a
 Basket Index; Alteration
 of Method of Calculation........  If the publication of any Basket Index is discontinued and a successor or substitute index that MS & Co., as the Calculation Agent, determines, in its sole discretion, to be comparable to the discontinued Basket Index (such index being referred to herein as a "Successor Index") is published, then any subsequent Nikkei 225 Index Closing
                                   Value, Hang Seng Index Closing Value or MSCI Taiwan Index Closing Value, as
                                   applicable (each, an "Index Closing Value"), will be determined by reference to the value of such Successor Index at the regular official weekday close of the principal trading session of the Relevant Exchange or market for the Successor Index on the date that any Index Closing Value is to be determined.

                                                         PS-21
========================================================================================================================

                                   Upon any selection by the Calculation Agent of a Successor Index, the Calculation
                                   Agent will cause written notice thereof to be furnished to the Trustee, to Morgan
                                   Stanley and to DTC, as holder of the Notes, within three Trading Days of such selection. We expect that such notice will be passed on to you, as a beneficial owner of the Notes, in accordance with the standard rules and procedures of DTC and its direct and indirect participants.

                                   If the publication of a Basket Index is discontinued prior to, and such discontinuance is continuing on, the date that any Index Closing Value is to be determined and MS & Co., as the Calculation Agent, determines, in its sole discretion, that no Successor Index is available at such time, then the Calculation
                                   Agent will determine the relevant Index Closing Value for such date in accordance with the formula for calculating such Basket Index last in effect prior to such discontinuance, without rebalancing or substitution, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension or limitation) at the close of the principal trading session of the Relevant Exchange on such date of each security most recently comprising such
                                   Basket Index on the Relevant Exchange. Notwithstanding these alternative arrangements, discontinuance of the publication of any of the Basket Indices may adversely affect the value of the Notes.

                                   If at any time the method of calculating a Basket Index or a Successor Index, or the value thereof, is changed in a material respect, or if a Basket Index or a Successor
                                   Index is in any other way modified so that such index does not, in the opinion of MS
                                   & Co., as the Calculation Agent, fairly represent the value of such Basket Index or such Successor Index had such changes or modifications not been made, then, from and after such time, the Calculation Agent will, at the close of business in New York
                                   City on each date on which the Index Closing Value for such Basket Index is to be determined, make such calculations and adjustments as, in the good faith judgment of the Calculation Agent, may be necessary in order to arrive at a value of a stock index comparable to such Basket Index or such Successor Index, as the case may be, as if such changes or modifications had not been made, and the Calculation Agent will determine the Final Average Basket Value with reference to such Basket Index or such
                                   Successor Index, as adjusted. Accordingly, if the method of calculating such Basket
                                   Index or a Successor Index is modified so that the value of such index is a fraction of what it would have been if it had not been modified (e.g., due to a split in the index), then the Calculation Agent will adjust such index in order to arrive at a value of such Basket Index or such Successor Index as if it had not been modified
                                   (i.e., as if such split had not occurred).

Historical Information............ The following table sets forth the published high and low Index Closing Values for each Basket Index, as well as end-of-quarter Index Closing Values for each quarter in the period from January

                                                         PS-22
========================================================================================================================

                                   1, 2001 through February 3, 2006. The Nikkei 225 Index Closing Value, the Hang Seng
                                   Index Closing Value and the MSCI Taiwan Index Closing Value on February 3, 2006 were
                                   16,659.64, 15,429.73 and 279.54, respectively. We obtained the information in the tables below from Bloomberg Financial Markets, without independent verification. The historical values of the Basket Indices should not be taken as an indication of future performance. The value of the Basket Indices may be lower on the Determination
                                   Dates than on the date we price the Notes for initial sale to the public so that you will receive only the $1,000 principal amount of Notes at maturity. We cannot give you any assurance that the Final Average Basket Value will be higher than the Initial
                                   Basket Value.

                                                      Nikkei 225 Index          High          Low      Period End
                                                      ----------------       ----------   ----------   ----------
                                                 2001
                                                 First Quarter..........     14,032.42     11,819.70     12,999.70
                                                 Second Quarter.........     14,529.41     12,574.26     12,969.05
                                                 Third Quarter..........     12,817.41      9,504.41      9,774.68
                                                 Fourth Quarter.........     11,064.30      9,924.23     10,542.62
                                                 2002
                                                 First Quarter..........     11,919.30      9,420.85     11,024.94
                                                 Second Quarter.........     11,979.85     10,074.56     10,621.84
                                                 Third Quarter..........     10,960.25      9,075.09      9,383.29
                                                 Fourth Quarter.........      9,215.56      8,303.39      8,578.95
                                                 2003
                                                 First Quarter..........      8,790.92      7,862.43      7,972.71
                                                 Second Quarter.........      9,137.14      7,607.88      9,083.11
                                                 Third Quarter..........     11,033.32      9,265.56     10,219.05
                                                 Fourth Quarter.........     11,161.71      9,614.60     10,676.64
                                                 2004
                                                 First Quarter..........     11,770.65     10,365.40     11,715.39
                                                 Second Quarter.........     12,163.89     10,505.05     11,858.87
                                                 Third Quarter..........     11,896.01     10,687.81     10,823.57
                                                 Fourth Quarter.........     11,488.76     10,659.15     11,488.76
                                                 2005
                                                 First Quarter..........     11,966.69     11,238.37     11,668.95
                                                 Second Quarter.........     11,874.75     10,825.39     11,584.01
                                                 Third Quarter..........     13,617.24     11,565.99     13,574.30
                                                 Fourth Quarter.........     16,344.20     13,106.18     16,111.43
                                                 2006
                                                 First Quarter (through
                                                    February 3, 2006)...     16,710.55     15,341.18    16,659.64

                                                     Hang Seng Index            High         Low       Period End
                                                     ---------------         ----------   ----------   ----------
                                                 2001
                                                 First Quarter..........     16,163.99    12,583.36    12,760.64
                                                 Second Quarter.........     13,877.95    12,063.71    13,042.53
                                                 Third Quarter..........     13,207.53     8,934.20     9,950.70
                                                 Fourth Quarter.........     11,847.06     9,797.54    11,397.21
                                                 2002
                                                 First Quarter..........     11,892.64    10,409.68    11,032.92
                                                 Second Quarter.........     11,974.61    10,355.92    10,598.55
                                                 Third Quarter..........     10,843.15     9,072.21     9,072.21
                                                 Fourth Quarter.........     10,227.01     8,858.69     9,321.29
                                                 2003
                                                 First Quarter..........      9,873.49     8,634.45     8,634.45
                                                 Second Quarter.........     10,030.37     8,409.01     9,577.12
                                                 Third Quarter..........     11,295.89     9,602.62    11,229.87
                                                 Fourth Quarter.........     12,594.42    11,546.12    12,575.94

                                                         PS-23
========================================================================================================================

                                                      Hang Seng Index           High         Low       Period End
                                                      ---------------        ----------   ----------   ----------
                                                 2004
                                                 First Quarter..........      13,928.38    12,427.34    12,681.67
                                                 Second Quarter.........      13,031.81    10,967.65    12,285.75
                                                 Third Quarter..........      13,304.48    11,932.83    13,120.03
                                                 Fourth Quarter.........      14,266.38    12,818.10    14,230.14
                                                 2005
                                                 First Quarter..........      14,237.42    13,386.99    13,516.88
                                                 Second Quarter.........      14,287.44    13,355.23    14,201.06
                                                 Third Quarter..........      15,466.06    13,964.47    15,428.52
                                                 Fourth Quarter.........      15,394.39    14,215.83    14,876.43
                                                 2006
                                                 First Quarter (through
                                                    February 3, 2006)...      15,787.97    14,944.77    15,429.73

                                                     MSCI Taiwan Index          High         Low       Period End
                                                     -----------------       ----------   ----------   ----------
                                                 2001
                                                 First Quarter..........       283.00        228.00       260.00
                                                 Second Quarter.........       253.00        220.00       228.00
                                                 Third Quarter..........       229.00        158.00       165.00
                                                 Fourth Quarter ........       258.00        156.00       256.00
                                                 2002
                                                 First Quarter..........       282.99        246.39       277.77
                                                 Second Quarter.........       289.96        223.34       227.30
                                                 Third Quarter..........       240.93        178.84       178.86
                                                 Fourth Quarter.........       210.31        162.81       189.53
                                                 2003
                                                 First Quarter..........       216.15        181.33       184.08
                                                 Second Quarter.........       219.73        177.59       210.88
                                                 Third Quarter..........       258.49        217.56       250.04
                                                 Fourth Quarter.........       273.90        248.82       259.11
                                                 2004
                                                 First Quarter..........       300.55        261.11       277.02
                                                 Second Quarter.........       292.39        233.12       248.25
                                                 Third Quarter..........       249.84        224.29       243.79
                                                 Fourth Quarter.........       257.67        234.90       257.67
                                                 2005
                                                 First Quarter..........       261.15        240.29       247.50
                                                 Second Quarter.........       266.97        235.89       260.81
                                                 Third Quarter..........       271.34        247.38       256.41
                                                 Fourth Quarter.........       277.65        235.23       275.81
                                                 2006
                                                 First Quarter (through
                                                    February 3, 2006)...       285.78        270.69       279.54

Historical Chart.................. The following chart shows the historical values of the basket (assuming that each of the Basket Indices are weighted as described in "Basket Indices" above at February 3,
                                   2006). The chart covers the period from January 1, 2001 through February 3, 2006. The historical performance of the Basket Closing Value and the Basket Indices cannot be taken as an indication of their future performance.

                                                         PS-24
========================================================================================================================

Use of Proceeds and Hedging....... The net proceeds we receive from the sale of the Notes will be used for general corporate purposes and, in part, in connection with hedging our obligations under the
                                   Notes through one or more of our subsidiaries. The original issue price of the Notes includes the Agent's Commissions (as shown on the cover page of this pricing supplement) paid with respect to the Notes and the cost of hedging our obligations under the Notes. The cost of hedging includes the projected profit that our subsidiaries expect to realize in consideration for assuming the risks inherent in managing the hedging transactions. Since hedging our obligations entails risk and may be influenced by market forces beyond our or our subsidiaries' control, such hedging may result in a profit that is more or less than initially projected, or could result in a loss. See also "Use of Proceeds" in the accompanying prospectus.

                                   On or prior to the date of this pricing supplement, we, through our subsidiaries or others, hedged our anticipated exposure in connection with the Notes by taking positions in futures contracts on the Basket Indices. Such purchase activity could potentially have increased the value of the Basket Indices, and, therefore, effectively increased the value at which the Basket Indices must close on the
                                   Determination Dates before you would receive at maturity a payment that exceeds the principal amount of the Notes. In addition, through our subsidiaries, we are likely to modify our hedge position throughout the life of the Notes, including on
                                   Determination Dates, by purchasing and selling the stocks underlying the Basket
                                   Indices, futures or options contracts on the Basket Indices or their component stocks listed on major securities markets or positions in any other available securities or instruments that we may wish to use in connection with such hedging activities, including by selling any such securities or instruments on the Determination Dates.
                                   We cannot give any assurance that our hedging activities will not affect the value of the Basket Indices and, therefore, adversely affect the value of

                                                         PS-25
========================================================================================================================

                                   the Basket Indices on the Determination Dates or the payment that you will receive at maturity.

Supplemental Information
  Concerning Plan of
  Distribution.................... Under the terms and subject to the conditions contained in the U.S. distribution agreement referred to in the prospectus supplement under "Plan of Distribution," the
                                   Agent, acting as principal for its own account, has agreed to purchase, and we have agreed to sell, the principal amount of Notes set forth on the cover of this pricing supplement. The Agent proposes initially to offer the Notes directly to the public at the public offering price set forth on the cover page of this pricing supplement. The
                                   Agent may allow a concession not in excess of 1% per Note to other dealers, which may include Morgan Stanley & Co. International Limited and Bank Morgan Stanley AG. After
                                   the initial offering, the Agent may vary the offering price and other selling terms from time to time.

                                   We expect to deliver the notes against payment therefor in New York, New York on
                                   February 9, 2006, which will be the fifth scheduled Business Day following the date of this pricing supplement and of the pricing of the notes. Under Rule 15c6-1 of the
                                   Exchange Act, trades in the secondary market generally are required to settle in three Business Days, unless the parties to any such trade expressly agree otherwise.
                                   Accordingly, purchasers who wish to trade notes on the date of pricing or the next succeeding Business Day will be required, by virtue of the fact that the notes initially will settle in five Business Days (T+5), to specify alternative settlement arrangements to prevent a failed settlement.

                                   In order to facilitate the offering of the Notes, the Agent may engage in transactions that stabilize, maintain or otherwise affect the price of the Notes.
                                   Specifically, the Agent may sell more Notes than it is obligated to purchase in connection with the offering, creating a naked short position in the Notes for its own account. The Agent must close out any naked short position by purchasing the
                                   Notes in the open market. A naked short position is more likely to be created if the
                                   Agent is concerned that there may be downward pressure on the price of the Notes in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, the Agent may bid for, and purchase, Notes or the individual stocks underlying the Basket Indices in the open market to stabilize the price of the Notes. Any of these activities may raise or maintain the market price of the Notes above independent market levels or prevent or retard a decline in the market price of the Notes. The Agent is not required to engage in these activities, and may end any of these activities at any time. An affiliate of the Agent has entered into a hedging transaction with us in connection with this offering of Notes. See "--Use of Proceeds and Hedging" above.

                                                         PS-26
========================================================================================================================

                                   General

                                   No action has been or will be taken by us, the Agent or any dealer that would permit a public offering of the Notes or possession or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus in any jurisdiction, other than the United States, where action for that purpose is required. No offers, sales or deliveries of the Notes, or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus or any other offering material relating to the Notes, may be made in or from any jurisdiction except in circumstances which will result in compliance with any applicable laws and regulations and will not impose any obligations on us, the Agent or any dealer.

                                   The Agent has represented and agreed, and each dealer through which we may offer the
                                   Notes has represented and agreed, that it (i) will comply with all applicable laws and regulations in force in each non-U.S. jurisdiction in which it purchases, offers, sells or delivers the Notes or possesses or distributes this pricing supplement and the accompanying prospectus supplement and prospectus and (ii) will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the Notes under the laws and regulations in force in each non-U.S. jurisdiction to which it is subject or in which it makes purchases, offers or sales of the Notes. We shall not have responsibility for the Agent's or any dealer's compliance with the applicable laws and regulations or obtaining any required consent, approval or permission.

                                   Brazil

                                   The Notes have not been and will not be registered with the Comissao de Calores
                                   Mobiliarios (The Brazilian Securities Commission). The Notes may not be offered or sold in the Federative Republic of Brazil ("Brazil") except in circumstances which do not constitute a public offering or distribution under Brazilian laws and regulations.

                                   Chile

                                   The Notes have not been registered with the Superintendencia de Valores y Seguros in
                                   Chile and may not be offered or sold publicly in Chile. No offer, sales or deliveries of the Notes or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus, may be made in or from Chile except in circumstances which will result in compliance with any applicable Chilean laws and regulations.

                                   Hong Kong

                                   No action has been taken to permit an offering of the Notes to the public in Hong
                                   Kong as the Notes have not been authorized by the Securities and Futures Commission of Hong Kong and, accordingly, no advertisement, invitation or document relating to

                                                         PS-27
========================================================================================================================

                                   the Notes, whether in Hong Kong or elsewhere, shall be issued, circulated or distributed which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong other than (i) with respect to the Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to professional investors within the meaning of the Securities and Futures Ordinance
                                   (Cap. 571) of Hong Kong ("SFO") and any rules made thereunder or (ii) in circumstances that do not constitute an invitation to the public for the purposes of the SFO.

                                   Mexico

                                   The Notes have not been registered with the National Registry of Securities maintained by the Mexican National Banking and Securities Commission and may not be
                                   offered or sold publicly in Mexico. This pricing supplement and the accompanying prospectus supplement and prospectus may not be publicly distributed in Mexico.

                                   Singapore

                                   The Agent and each dealer represent and agree that they will not offer or sell the
                                   Notes nor make the Notes the subject of an invitation for subscription or purchase, nor will they circulate or distribute the Information Memorandum or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Notes, whether directly or indirectly, to persons in
                                   Singapore other than:

                                   (a) an institutional investor (as defined in section 4A of the Securities and Futures
                                   Act (Chapter 289 of Singapore (the "SFA"));

                                   (b) an accredited investor (as defined in section 4A of the SFA), and in accordance with the conditions, specified in Section 275 of the SFA;

                                   (c) a person who acquires the Notes for an aggregate consideration of not less than
                                   Singapore dollars Two Hundred Thousand (S$200,000) (or its equivalent in a foreign currency) for each transaction, whether such amount is paid for in cash, by exchange of shares or other assets, unless otherwise permitted by law; or

                                   (d) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

License Agreement between
Nihon Keizai Shimbun, Inc.
and Morgan Stanley................ As of the Settlement Date, we expect to receive the consent of Nikkei, the publisher of the Nikkei 225 Index, to use and refer to the Nikkei 225 Index in connection with the Notes. Nikkei has the copyright to the Nikkei 225 Index. All rights to the Nikkei
                                   225 Index are owned by Nikkei. We, the Calculation Agent and the Trustee disclaim all responsibility for the calculation or other maintenance of or any adjustments to the
                                   Nikkei 225 Index. Nikkei has the right to change the contents of the Nikkei 225

                                                         PS-28
========================================================================================================================

                                   Index and to cease compilation and publication of the Nikkei 225 Index. In addition,
                                   Nikkei has no relationship to us or the Notes; it does not sponsor, endorse, authorize, sell or promote the Notes, and has no obligation or liability in connection with the administration, marketing or trading of the Notes or with the calculation of the Payment at Maturity, as described above.

License Agreement between HSI
  Services Limited and
  Morgan Stanley.................. All information in this pricing supplement regarding the Hang Seng Index including, without limitation, its make-up, method calculation and changes in its components, is derived from publicly available information. Such information reflects the policies of, and is subject to change by HSI Services Limited or any of its affiliates (the
                                   "HS Index Sponsor") and Hang Seng Data Services Limited. The HS Index Sponsor has no
                                   obligation to HS Index in connection with the issuance of certain securities, including the Notes. Morgan Stanley is not affiliated with the HS Index Sponsor; the only relationship between the HS Index Sponsor and Morgan Stanley is the expected licensing of the use of HS Index and trademarks related to the HS Index.

                                   The Hang Seng Index is published and compiled by HSI Services Limited pursuant to a license from Hang Seng Data Services Limited. The mark and name "Hang Seng Index" and its Chinese equivalent are proprietary to Hang Seng Data Services Limited. HSI
                                   Services Limited and Hang Seng Data Services Limited have agreed to the use of, and reference to, the Hang Seng Index by licensee in connection with the Notes, but neither HSI Services Limited nor Hang Seng Data Services Limited warrants or represents or guarantees to any broker or holder of the Notes or any other person the accuracy or completeness of the Hang Seng Index and its computation or any inaccuracies, omissions or errors of HSI in computing the Hang Seng Index. Any person dealing with the Notes shall place no reliance whatsoever on HSI and or HSDS not bring any claims or legal proceedings against HAS or HSDS in any manner whatsoever.

  License Agreement between MSCI
    and Morgan Stanley............ MSCI and Morgan Stanley have entered into a non-exclusive license agreement providing for the license to Morgan Stanley, and certain of its affiliated or subsidiary companies, of the right to use the MSCI Taiwan Index, which is owned and published by
                                   MSCI, in connection with certain securities, including the Notes. The license agreement between MSCI and Morgan Stanley provides that the following language must be set forth in this pricing supplement:

                                   The Notes are not sponsored, endorsed, sold or promoted by MSCI, any affiliate of
                                   MSCI (save the issuer, being an affiliate of MSCI) or any other person involved in, or related to, making or compiling any MSCI Index (collectively, the "MSCI Parties").
                                   The MSCI Indexes are the exclusive property of MSCI. MSCI and the MSCI Index names are service mark(s) of MSCI or its affiliates and have been licensed for use for certain purposes by Morgan Stanley. No

                                                         PS-29
========================================================================================================================

                                   MSCI Party makes any representation or warranty, express or implied, to the investors in the Notes or any member of the public regarding the advisability of investing in financial securities generally or in the Notes particularly or the ability of any
                                   MSCI Index to track corresponding stock market performance. MSCI or its affiliates are the licensors of certain trademarks, service marks and trade names and of the
                                   MSCI Indexes which are determined, composed and calculated by MSCI without regard to the Notes or the issuer or investor in the Notes. No MSCI party has any obligation to take the needs of the issuers or investors in the Notes into consideration in determining, composing or calculating the MSCI Indexes. No MSCI Party is responsible for or has participated in the determination of the timing of, prices at, or quantities of the Notes to be issued or in the determination or calculation of the equation by which the Notes are redeemable for cash. No MSCI party has any obligation or liability to the investors in the Notes in connection with the administration, marketing or offering of the Notes.

                                   Although MSCI shall obtain information for inclusion in or for use in the calculation of the MSCI Indexes from sources that MSCI considers reliable, no MSCI Party warrants or guarantees the originality, accuracy and/or the completeness of any MSCI Index or any data included therein. No MSCI Party makes any warranty, express or implied, as to results to be obtained by the issuer of the Notes, investors in the Notes, or any other person or entity, from the use of any MSCI Index or any data included therein.
                                   No MSCI party shall have any liability for any errors, omissions or interruptions of or in connection with any MSCI Index or any data included therein. Further, no MSCI
                                   Party makes any express or implied warranties of any kind, and each MSCI Party hereby expressly disclaims all warranties of merchantability and fitness for a particular purpose, with respect to any MSCI Index and any data included therein. Without limiting any of the foregoing, in no event shall any MSCI Party have any liability for any direct, indirect, special, punitive, consequential or any other damages
                                   (including lost profits) even if notified of the possibility of such damages.

                                   The foregoing disclaimers and limitations of liability in no way modify or limit any disclaimers or limitations of liability that the issuer may make elsewhere in this pricing supplement or the accompanying prospectus supplement or prospectus or otherwise to prospective or actual purchasers of or investors in the Notes.

                                   No purchaser, seller or holder of this security, or any other person or entity, should use or refer to any MSCI trade name, trademark or service mark in any manner of endorsement without first contacting MSCI to determine whether MSCI's permission is required. Under no circumstances may any person or entity claim any affiliation with MSCI without the prior written permission of MSCI.

                                                         PS-30
========================================================================================================================

                                   "MSCI Taiwan Index(SM)" is a service mark of MSCI and has been licensed for use by
                                   Morgan Stanley. The Notes are not sponsored, endorsed, sold or promoted by MSCI and
                                   MSCI makes no representation regarding the advisability of investing in the Notes.

ERISA Matters for Pension Plans
  and Insurance Companies......... Each fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), (a "Plan")
                                   should consider the fiduciary standards of ERISA in the context of the Plan's particular circumstances before authorizing an investment in the Notes. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan.

                                   In addition, we and certain of our subsidiaries and affiliates, including MS & Co.
                                   and Morgan Stanley DW Inc. (formerly Dean Witter Reynolds Inc.) ("MSDWI"), may each be considered a "party in interest" within the meaning of ERISA, or a "disqualified person" within the meaning of the Internal Revenue Code of 1986, as amended (the
                                   "Code"), with respect to many Plans, as well as many individual retirement accounts and Keogh plans (also "Plans"). Prohibited transactions within the meaning of ERISA or the Code would likely arise, for example, if the Notes are acquired by or with the assets of a Plan with respect to which MS & Co., MSDWI or any of their affiliates is a service provider or other party in interest, unless the Notes are acquired pursuant to an exemption from the "prohibited transaction" rules. A violation of these prohibited transaction rules could result in an excise tax or other liabilities under
                                   ERISA and/or Section 4975 of the Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption.

                                   The U.S. Department of Labor has issued five prohibited transaction class exemptions
                                   ("PTCEs") that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the Notes. Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified asset managers).

                                   Because we may be considered a party in interest with respect to many Plans, the
                                   Notes may not be purchased, held or disposed of by any Plan, any entity whose underlying assets include "plan assets" by reason of any Plan's investment in the entity (a "Plan Asset Entity") or any person investing "plan assets" of any Plan, unless such purchase, holding or disposition is eligible for exemptive relief, including relief available under PTCE 96-23, 95-60, 91-38, 90-1, or 84-14 or such purchase, holding or disposition is otherwise not prohibited. Any purchaser, including

                                                         PS-31
========================================================================================================================

                                   any fiduciary purchasing on behalf of a Plan, transferee or holder of the Notes will be deemed to have represented, in its corporate and its fiduciary capacity, by its purchase and holding of the Notes that either (a) it is not a Plan or a Plan Asset
                                   Entity and is not purchasing such securities on behalf of or with "plan assets" of any Plan or with any assets of a governmental or church plan that is subject to any federal, state or local law that is substantially similar to the provisions of
                                   Section 406 of ERISA or Section 4975 of the Code or (b) its purchase, holding and disposition are eligible for exemptive relief or such purchase, holding and disposition are not prohibited by ERISA or Section 4975 of the Code (or in the case of a governmental or church plan, any substantially similar federal, state or local law).

                                   Under ERISA, assets of a Plan may include assets held in the general account of an insurance company which has issued an insurance policy to such plan or assets of an entity in which the Plan has invested. Accordingly, insurance company general accounts that include assets of a Plan must ensure that one of the foregoing exemptions is available. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the
                                   Notes on behalf of or with "plan assets" of any Plan consult with their counsel regarding the availability of exemptive relief under PTCEs 96-23, 95-60, 91-38, 90-1 or 84-14.

                                   Purchasers of the Notes have exclusive responsibility for ensuring that their purchase, holding and disposition of the Notes do not violate the prohibited transaction rules of ERISA or the Code or any similar regulations applicable to governmental or church plans, as described above.

United States Federal Income
  Taxation........................ The following summary is based on the opinion of Davis Polk & Wardwell, our special tax counsel, and is a general discussion of the principal U.S. federal income tax consequences to initial investors in the Notes that (i) purchase the Notes at their
                                   Issue Price and (ii) will hold the Notes as capital assets within the meaning of
                                   Section 1221 of the Code. Unless otherwise specifically indicated, this summary is based on the Code, administrative pronouncements, judicial decisions and currently effective and proposed Treasury regulations as of the date hereof, changes to any of which subsequent to the date of this pricing supplement may affect the tax consequences described herein. This summary does not address all aspects of U.S.
                                   federal income taxation that may be relevant to a particular investor in light of the investor's individual circumstances or to certain types of investors subject to special treatment under the U.S. federal income tax laws, such as:

                                   o    certain financial institutions;

                                   o    tax-exempt organizations;

                                   o    dealers and certain traders in securities or foreign currencies;

                                   o    investors holding a Note as part of a hedging transaction, straddle, conversion or other integrated transaction;

                                                         PS-32
========================================================================================================================

                                   o    U.S. Holders, as defined below, whose functional currency is not the U.S.
                                        dollar;

                                   o    partnerships;

                                   o    nonresident alien individuals who have lost their United States citizenship or who have ceased to be taxed as United States resident aliens;

                                   o    corporations that are treated as controlled foreign corporations or passive foreign investment companies;

                                   o    Non-U.S. Holders, as defined below, that are owned or controlled by persons subject to U.S. federal income tax;

                                   o    Non-U.S. Holders for whom income or gain in respect of a Note is effectively connected with a trade or business in the United States; and

                                   o    Non-U.S. Holders who are individuals having a "tax home" (as defined in Section
                                        911(d)(3) of the Code) in the United States.

                                   If you are considering purchasing the Notes, you are urged to consult your own tax advisor with regard to the application of the U.S. federal income tax laws to your particular situation as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

                                   U.S. Holders

                                   This section applies to you only if you are a U.S. Holder and is only a brief summary of the U.S. federal income tax consequences of the ownership and disposition of the
                                   Notes. As used herein, the term "U.S. Holder" means a beneficial owner of a Note for
                                   U.S. federal income tax purposes that is:

                                   o    a citizen or resident of the United States;

                                   o    a corporation created or organized in or under the laws of the United States or of any political subdivision thereof; or

                                   o    an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

                                   The Notes will be treated as "contingent payment debt instruments" for U.S. federal income tax purposes. U.S. Holders should refer to the discussions under "United
                                   States Federal Taxation--Notes--Notes Linked to Commodity Prices, Single Securities,
                                   Baskets of Securities or Indices" and "United States Federal Taxation--Backup
                                   Withholding" in the accompanying prospectus supplement for a full description of the
                                   U.S. federal income tax and withholding consequences of ownership and disposition of a contingent payment debt instrument.

                                   In summary, U.S. Holders will, regardless of their method of accounting for U.S.
                                   federal income tax purposes, be required to accrue original issue discount ("OID") as interest income on the Notes on a constant yield basis in each year that they hold the Notes, despite the fact that no stated interest will actually be paid on the
                                   Notes. As a result, U.S. Holders will be required to pay taxes annually on the amount of accrued OID, even though no cash will be paid on the Notes from which to pay such taxes. In

                                                         PS-33
========================================================================================================================

                                   addition, any gain recognized by U.S. Holders on the sale or exchange, or at maturity, of the Notes will generally be treated as ordinary income.

                                   The rate of accrual of OID on the Notes is the yield at which we would issue a fixed rate, non-contingent debt instrument with terms similar to those of the Notes or the appropriate applicable federal rate, whichever is greater (our "comparable yield")
                                   and is determined at the time of the issuance of the Notes. We have determined that the "comparable yield" is a rate of 5.2135% compounded semi-annually. Based on our determination of the comparable yield, the "projected payment schedule" for a Note
                                   (assuming an issue price of $1,000) consists of a projected amount equal to $1,230.15 due at maturity.

                                   The following table states the amount of OID that will be deemed to have accrued with respect to a Note for each calendar year assuming a day count convention of 30 days per month and 360 days per year), based upon our determination of the comparable yield and the projected payment schedule (as described below):

                                                                                      TOTAL OID DEEMED
                                                                           OID        TO HAVE ACCRUED
                                                                        DEEMED TO      FROM ORIGINAL
                                                                      ACCRUE DURING   ISSUE DATE (PER
                                                                      CALENDAR YEAR   NOTE) AS OF END
                                              CALENDAR YEAR             (PER NOTE)    OF CALENDAR YEAR
                                              -------------             ----------    ----------------
                                    Original Issue Date through
                                       June 30, 2006..............        $20.4195       $20.4195
                                    July 1, 2006 through
                                       December 31, 2006..........        $26.5998       $26.5998
                                    January 1, 2007 through
                                       June 30, 2007..............        $27.2932       $47.7127
                                    July 1, 2007 through
                                       December 31, 2007..........        $28.0046       $75.7173
                                    January 1, 2008 through
                                       June 30, 2008..............        $28.7347      $104.4520
                                    July 1, 2008 through
                                       December 31, 2008..........        $29.4837      $133.9357
                                    January 1, 2009 through
                                       June 30, 2009..............        $30.2523      $164.1880
                                    July 1, 2009 through
                                       December 31, 2009..........        $31.0409      $195.2289
                                    January 1, 2010 through
                                       February 17,2010...........         $8.3164      $203.5453

                                   The comparable yield and the projected payment schedule are not provided for any purpose other than the determination of U.S. Holders' OID accruals and adjustments in respect of the Notes, and we make no representation regarding the actual amounts of payments that will be made on a Note.

                                                         PS-34
========================================================================================================================

                                   Non-U.S. Holders

                                   This section applies to you only if you are a Non-U.S. Holder. As used herein, the term "Non-U.S. Holder" means a beneficial owner of a Note for U.S. federal income tax purposes that is:

                                   o    a nonresident alien individual;

                                   o    a foreign corporation; or

                                   o    a foreign trust or estate.

                                   Tax Treatment upon Maturity, Sale, Exchange or Disposition of a Note. Subject to the
                                   discussion below concerning backup withholding, payments on a Note by us or a paying agent to a Non-U.S. Holder and gain realized by a Non-U.S. Holder on the sale, exchange or other disposition of a Note will not be subject to U.S. federal income or withholding tax, provided that:

                                   o    such Non-U.S. Holder does not own, actually or constructively, 10% or more of the total combined voting power of all classes of stock of Morgan Stanley entitled to vote and is not a bank receiving interest described in Section
                                        881(c)(3)(A) of the Code; and

                                   o    the certification required by Section 871(h) or Section 881(c) of the Code has been provided with respect to the Non-U.S. Holder, as discussed below.

                                   Certification Requirements. Sections 871(h) and 881(c) of the Code require that, in order to obtain an exemption from withholding tax in respect of payments on the Notes that are, for U.S. federal income tax purposes, treated as interest, the beneficial owner of a Note certifies on Internal Revenue Service (the "IRS") Form W-8BEN, under penalties of perjury, that it is not a "United States person" within the meaning of
                                   Section 7701(a)(30) of the Code. If you are a prospective investor, you are urged to consult your own tax advisor regarding these certification requirements.

                                   Estate Tax. Individual Non-U.S. Holders and entities the property of which is potentially includible in such an individual's gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), should note that, absent an applicable treaty benefit, a Note will be treated as U.S. situs property subject to U.S. federal estate tax if payments on the Note, if received by the decedent at the time of death, would have been subject to United States federal withholding tax, even if the W-8BEN certification requirement described above were satisfied.

                                   If you are considering purchasing the Notes, you are urged to consult your own tax advisor regarding the U.S. federal estate tax consequences of investing in the Notes.

                                                         PS-35
========================================================================================================================

                                   Information Reporting and Backup Withholding. Information returns may be filed with the IRS in connection with the payments on the Notes at maturity as well as in connection with the proceeds from a sale, exchange or other disposition. A Non-U.S.
                                   Holder may be subject to U.S. backup withholding on such payments or proceeds, unless the Non-U.S. Holder complies with certification requirements to establish that it is not a United States person. The certification requirements of Sections 871(h) and
                                   881(c) of the Code, described above, will satisfy the certification requirements necessary to avoid backup withholding as well. The amount of any backup withholding from a payment to a Non-U.S. Holder will be allowed as a credit against the Non-U.S.
                                   Holder's U.S. federal income tax liability and may entitle the Non-U.S. Holder to a refund, provided that the required information is furnished to the IRS.

                                                         PS-36